Chanticleer Holdings Reports Operating Results for the Quarter Ended June 30,

2019 and the First Half 2019 Operating Results

CHARLOTTE, N.C., Aug. 14, 2019 (GLOBE NEWSWIRE) — Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the quarter ended June 30, 2019.

Financial Highlights for the Quarter Ended June 30, 2019 and for the First Half of 2019

Revenue was $10.7 million in the second quarter of 2019 compared with $10.4 million in the second quarter of 2018. Revenue was $20.9 million in the first six months of 2019 compared with $20.4 million in the second half of 2018.

Cost of sales as a percentage of restaurant sales increased to 33.9% in the second quarter of 2019 compared to 33.2% in the second quarter of 2018. Cost of sales as a percentage of restaurant sales was 33.5% in the first half of 2019 compared with 33.3% in the first half of 2018.

Operating loss was $3.0 million in the second quarter of 2019 compared to $420,000 in the second quarter of 2018. Operating loss was $4.7 million in the first half of 2019 compared to $2.8 million in the first half of 2018. These operating losses are primarily driven by non-cash impairment charges related to closing underperforming units in sub premium locations, eliminating deep discounting across all brands, streamlining delivery processes while greatly reducing delivery costs, improving employee benefits for all team members, partnering with legal and other consulting costs to win a hard fought union campaign and ramping up marketing spend around our new loyalty platforms. The Company expects its investment in these initiatives to drive significant operational improvements in the second half of 2019.

Net loss attributable to Common Shareholders was $3.2 million ($0.83 per share) in the second quarter of 2019, compared to net loss of $788,000 ($0.23 per share) in the second quarter of 2018. For the first half of 2019, net loss attributable to Common Shareholders was $5.1 million ($1.34 per share) compared to $3.4 million ($1.02 per share) in the first half of 2018.

Non-GAAP Restaurant EBITDA was $757,000 in the second quarter of 2018 compared to $1.2 million in the second quarter of 2018. Non-GAAP Restaurant EBITDA was $1.4 million in the first half of 2019 compared to $2.2 million in the first half of 2018.

During the first half of 2019, the Company opened two new Little Big Burger locations along with the opening of a Little Big Burger in the concession area of the Charlotte Motor Speedway. The Company opened another new Little Big Burger location in July 2019. The Company plans on opening another Little Big Burger location in 2019 as well.

The Company closed two underperforming company-owned locations in the first half of 2019 and closed an additional two underperforming company-owned locations in July 2019 which resulted in non-cash impairment charges. These closures are expected to contribute to improved operating performance in future periods.

The Company completed a $6.1 million equity rights offering, including the settlement of $3.1 million outstanding debt which was converted to equity. This financing significantly improves the Company’s balance sheet and provides additional working capital.

Mike Pruitt, Chairman and CEO of Chanticleer commented, “With the recent successful strengthening of our balance sheets including a $3.1 million reduction in debt while adding nearly $3 million of cash in July, we are positioned well for the balance of the year. Successfully winning the recent union vote in Oregon took considerable time and resources. With that now behind us and numerous initiatives taken earlier this year focused on delivery, technology, loyalty and our employees, we are starting to see early return on investment. We were particularly pleased to report that Little Big Burgers July same store sales were up 3%.

With Fred, Patrick and Troy, I continue to believe we have put together an outstanding executive team capable of stewarding the Company’s future growth both operationally and financially. We expect to report meaningful increases in both revenues and EBITDA throughout the balance of 2019 and look forward to providing an update on the ongoing discussions around the acquisition of the previously disclosed acquisition.”

Conference Call

The Company will host a webcast and conference call on Wednesday, August 14, 2019 at 4:30 p.m. ET.

To access the call, dial 1-877-407-0784 approximately five minutes prior to the scheduled start time. International callers please dial 1-201-689-8560. To access the webcast, log into the following link: http://public.viavid.com/player/index.php?id=135824

A replay of the teleconference will be available until September 14, 2019 and may be accessed by dialing 1-844-512-2921. International callers may dial 1-412-317-6671. Callers should use conference PIN: 13693696.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Restaurant EBITDA, which differs from the term EBITDA, as it is commonly used, which excludes taxes, interest, and depreciation and amortization.

Restaurant EBITDA also excludes pre-opening and closing costs of our restaurants, non-cash expenses, transaction and severance related expenses, operating results of restaurants closed during the period, other income and expenses, management fee income, franchise revenue and general and administrative expenses. Restaurant EBITDA is not a measure of performance defined in accordance with GAAP. However, restaurant EBITDA is used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Restaurant EBITDA should not be considered as an alternative to net loss or to net cash flows from operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP operating income (loss) to Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about August 14, 2019, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward-looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward- looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward- looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor Relations

Jason Assad

678-570-6791

Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$579,006	$629,871
Restricted cash	336	335
Accounts and other receivables, net	518,930	387,239
Inventories	421,045	478,314
Prepaid expenses and other current assets	249,853	179,377
TOTAL CURRENT ASSETS	1,769,170	1,675,136
Property and equipment, net	9,012,388	10,467,841
Operating lease assets	17,712,994	-
Goodwill	11,274,818	11,280,465
Intangible assets, net	4,887,580	5,123,159
Investments	365,000	800,000
Deposits and other assets	401,659	446,639
TOTAL ASSETS	$45,423,609	$29,793,240

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,527,741	$7,386,506
Current maturities of long-term debt and notes payable	6,619,671	3,740,101
Current maturities of convertible notes payable	-	3,000,000
Current operating lease liabilities	3,594,747	-
Due to related parties	137,408	185,726
TOTAL CURRENT LIABILITIES	19,879,567	14,312,333
Long-term debt	-	3,000,000
Redeemable preferred stock: no par value, 62,876 shares issued and outstanding, net of discount of $156,523 and $173,914, respectively	692,303	674,912
Deferred rent	-	2,297,199
Long-term operating lease liabilities	16,800,480	-
Deferred revenue	1,007,531	1,174,506
Deferred tax liabilities	119,915	76,765
TOTAL LIABILITIES	38,499,796	21,535,715
Commitments and contingencies (see Note 13)
Equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 7,014,023 and 3,715,444 shares, respectively	703	373
Additional paid in capital	71,210,203	64,756,903
Common stock subscribed, unissued	300	-
Subscriptions receivable	(2,694,530)	-
Accumulated other comprehensive loss	(232,110)	(202,115)
Accumulated deficit	(62,270,344)	(57,124,673)
Total Chanticleer Holdings, Inc, Stockholders’ Equity	6,014,222	7,430,488
Non-Controlling Interests	909,591	827,037
TOTAL EQUITY	6,923,813	8,257,525
TOTAL LIABILITIES AND EQUITY	$45,423,609	$29,793,240

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue:
Restaurant sales, net	$10,378,518	$10,185,159	$20,288,546	$19,954,667
Gaming income, net	109,536	81,122	225,621	174,277
Management fee income	25,000	24,999	50,000	49,998
Franchise income	197,719	108,644	344,376	216,497
Total revenue	10,710,773	10,399,924	20,908,543	20,395,439
Expenses:
Restaurant cost of sales	3,515,186	3,376,693	6,792,765	6,652,868
Restaurant operating expenses	6,557,415	5,640,614	12,987,959	11,226,763
Restaurant pre-opening and closing expenses	76,713	96,770	142,888	199,652
General and administrative expenses	1,714,399	1,121,666	3,212,017	2,315,083
Asset impairment charge	1,277,590	54,212	1,369,081	1,731,267
Depreciation and amortization	554,016	530,314	1,096,417	1,070,993
Total expenses	13,695,319	10,820,269	25,601,127	23,196,626
Operating loss	(2,984,546)	(420,345)	(4,692,584)	(2,801,187)
Other expense
Interest expense	(167,520)	(629,858)	(379,290)	(1,264,939)
Other income (expense)	(177,771)	7,605	(196,045)	5,490
Total other expense	(345,291)	(622,253)	(575,335)	(1,259,449)
Loss before income taxes	(3,329,837)	(1,042,598)	(5,267,919)	(4,060,636)
Income tax benefit (expense)	(5,829)	236,798	(56,410)	572,995
Consolidated net loss	(3,335,666)	(805,800)	(5,324,329)	(3,487,641)
Less: Net loss attributable to non-controlling interests	118,867	45,340	234,458	129,747
Net loss attributable to Chanticleer Holdings, Inc.	$(3,216,799)	$(760,460)	$(5,089,871)	$(3,357,894)
Dividends on redeemable preferred stock	(28,006)	(28,007)	(55,800)	(55,801)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(3,244,805)	$(788,467)	$(5,145,671)	$(3,413,695)
Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.83)	$(0.23)	$(1.34)	$(1.02)
Weighted average shares outstanding, basic and diluted	3,926,879	3,494,803	3,835,661	3,331,296

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net loss	$(5,324,329)	$(3,487,641)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,096,417	1,070,993
Amortization of operating lease assets	931,722	-
Asset impairment charges	1,369,081	1,731,267
Write-off investment in HOA	435,000	-
Common stock and warrants issued for services	23,747	129,767
Stock based compensation	111,087	-
Loss on investments	29,239	-
Gain on tax settlements	(204,162)	-
Amortization of debt discount and discount on preferred stock	17,391	591,830
Change in assets and liabilities:
Accounts and other receivables	(137,789)	(241,772)
Prepaid and other assets	(78,295)	(412,423)
Inventory	41,205	60,093
Accounts payable and accrued liabilities	2,449,648	849,132
Change in amounts payable to related parties	(48,318)	-
Deferred income taxes	43,150	(572,994)
Operating lease liabilities	(941,131)	-
Deferred revenue	(166,975)	-
Deferred rent	-	(119,089)
Net cash flows from operating activities	(353,312)	(400,837)

Cash flows from investing activities:
Purchase of property and equipment	(518,619)	(664,801)
Proceeds from tenant improvement allowances	141,860	-
Cash paid for acquisitions	-	(30,000)
Proceeds from sale of assets	173,977	-
Net cash flows from investing activities	(202,782)	(694,801)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	1,687,184
Loan proceeds	304,174	-
Loan repayments	(347,680)	(207,531)
Distributions to non-controlling interest	(27,583)	(42,603)
Contributions from non-controlling interest	575,000	750,000
Net cash flows from financing activities	503,911	2,187,050
Effect of exchange rate changes on cash	1,319	(17,763)
Net increase (decrease) in cash and restricted cash	(50,864)	1,073,649
Cash and restricted cash, beginning of period	630,206	438,493
Cash and restricted cash, end of period	$579,342	$1,512,142

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Operating Loss to Restaurant EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Operating loss	$(2,984,546)	$(420,345)	$(4,692,584)	$(2,801,187)
General and administrative expenses	1,714,399	1,121,666	3,212,017	2,315,083
Franchise revenues	(197,719)	(108,644)	(344,376)	(216,497)
Management fee revenue	(25,000)	(24,999)	(50,000)	(49,998)
Depreciation and amortization	554,016	530,314	1,096,417	1,070,993
Restaurant pre-opening and closing expenses	76,713	96,770	142,888	199,652
Operating results of restaurants closed in period	230,924	-	400,536	-
Additional non-cash expenses impacting operating results	110,530	-	301,655	-
Asset impairment charge	1,277,590	54,212	1,369,081	1,731,267
Restaurant EBITDA	$756,907	$1,248,974	$1,435,634	$2,249,313